Exhibit 99.1

ACE Limited ACE Global Headquarters 17 Woodbourne Avenue Hamilton HM 08 Bermuda	PO Box HM 1015 Hamilton HM DX Bermuda 441 295-5200 main 441 292-8675 fax www.acelimited.com

FOR IMMEDIATE RELEASE

Investor Contact:	Helen M. Wilson
(441) 299-9283
helen.wilson@ace.bm

Media Contact:	Robert T. Grieves
(212) 827-4444
robert.grieves@ace-ina.com

ACE LIMITED ANNOUNCES PROPOSED RE-DOMESTICATION OF

HOLDING COMPANY FROM CAYMAN ISLANDS TO SWITZERLAND

HAMILTON, Bermuda – March 19, 2008 – ACE Limited (NYSE: ACE) announced today that its board of directors has approved a re-domestication of the Company to move its place of incorporation from the Cayman Islands to Zurich, Switzerland. ACE’s shareholders will be asked to vote in favor of the proposal at ACE’s Annual General Meeting, which will be scheduled for July in Hamilton, Bermuda. If approved by ACE’s shareholders, and subject to certain regulatory approvals, ACE expects the re-domestication to be effective in July 2008. In connection with the re-domestication, ACE plans to establish a corporate holding company office in Zurich.

Following the re-domestication, the ACE Group of Companies will continue to operate as they do currently. ACE Limited will continue to maintain executive offices in Bermuda, and ACE Group Holdings will continue to maintain executive offices in New York. The Company’s Bermuda insurance and reinsurance operations will continue to operate without material changes. ACE will continue to be registered with the Securities and Exchange Commission (SEC) and its common shares will continue to trade on the New York Stock Exchange under the ticker symbol “ACE.”

“This move is part of the natural evolution of ACE from its beginning over two decades ago as a monoline excess insurer owned by its policyholders to a global publicly-traded insurance company operating throughout the developed and developing world,” said

Evan G. Greenberg, Chairman and Chief Executive Officer of ACE Limited. “Our incorporation in a major financial center, home to many global financial and insurance companies, will provide an improved corporate structure and an excellent location for further growth and expansion of our Company. We believe that this change in our corporate residency will provide us with better strategic flexibility, a solid legal and regulatory environment, and improved ability to manage our capital and our businesses. Switzerland also affords us the security of a network of tax treaties. At the same time, we intend to maintain the ACE Group’s operations in Bermuda, where we have conducted business since the inception of the Company.”

ACE does not expect the re-domestication to have any material adverse short-term or long-term impact on our financial results. Full details of the transactions, and the associated benefits and risks, will be provided in the Company’s proxy statement with respect to its 2008 Annual General Meeting.

The Company will host a conference call and webcast on Thursday, March 20, beginning at 8:30 a.m. Eastern Time to discuss the re-domestication. The conference call will be available via live and archived webcast at www.acelimited.com or by dialing 888-240-9352 (within the United States) or 913-312-0661 (international); passcode 2830244. Please refer to the ACE Limited website in the Investor Information section under Calendar of Events for details. A replay of the call will be available for approximately one month. To listen to the replay, dial: 888-203-1112 (in the United States) or 719-457-0820 (international); passcode 2830244.

A Questions & Answers document to accompany the conference call is posted on the Company’s website in the Investor Information section. The URL reference is: http://media.corporate-ir.net/media_files/irol/10/100907/supportingdoc.pdf. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

The ACE Group of Companies is a global leader in insurance and reinsurance serving a diverse group of clients. Headed by ACE Limited, a component of the Standard & Poor’s 500 stock index, the ACE Group of Companies conducts its business on a worldwide basis with operating subsidiaries in more than 50 countries. Additional information can be found at: www.acelimited.com.

This material is not a substitute for the prospectus/proxy statement and any other documents ACE intends to file with the SEC. Investors and security holders are urged to read such prospectus/proxy statement and any other such documents, when available, which will contain important information about the proposed transaction. The prospectus/proxy statement will be, and other documents filed or to be filed by ACE with the SEC are or will be, available free of charge at the SEC’s Web site (www.sec.gov) or from ACE, Investor Relations, 17 Woodbourne Avenue, Hamilton HM 08, Bermuda, telephone (441) 299-9283.

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ACE and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about ACE’s directors and executive officers will be available in the proxy statement/prospectus to be filed in connection with the transaction. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements:

Forward-looking statements made in this press release (including the attached Questions & Answers document) reflect the Company’s current views with respect to future events and performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, the Company’s forward-looking statements about the re-domestication and its anticipated effects, offices and operations, stock trading matters, and tax and financial matters could be affected by risks including the re-domestication transactions may not close, shareholders or regulators may not provide required approvals, the Company may encounter difficulties moving jurisdictions and opening new offices and functions, tax and financial expectations and advantages might not materialize or might change, the Company’s stock price could decline and its position on stock exchanges and indices could change, and Swiss corporate governance and regulatory schemes could prove different or more challenging than currently expected. In addition, the Company’s business in general will continue to be subject to risks including competition, pricing and policy term trends, the levels of new and renewal business achieved, market acceptance, changes in demand, the frequency of unpredictable catastrophic events, actual loss experience, uncertainties in the reserving or settlement process, new theories of liability, judicial, legislative, regulatory and other governmental developments, litigation tactics and developments, investigation developments and actual settlement terms, the amount and timing of reinsurance recoverable, credit developments among reinsurers, actual market developments, rating agency action, possible terrorism or the outbreak and effects of war and economic, political, regulatory, insurance and reinsurance business conditions, as well as management’s response to these factors, and other factors identified in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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